Exhibit 10(ll)

GROUP PERSONAL

EXCESS LIABILITY

POLICY

Chubb Group of Insurance Companies 15 Mountain View Road, Warren, New Jersey 07060	Group Personal Excess Liability Policy

COVERAGE SUMMARY

Name and address of Insured	Policy Number (05) 7952-68-99

VICE PRESIDENTS, NON OFFICERS & RETIREES OF NORTHROP GRUMMAN CORPORATION 1840 CENTURY PARK EAST, 152/CC LOS ANGELES, CALIFORNIA 90067	Issued by the stock insurance company indicated below, herein called the Company. CHUBB CUSTOM INSURANCE COMPANY Incorporated under the laws of Delaware, herein called the Company.

Sponsoring Organization and Address

NORTHROP GRUMMAN CORPORATION 1840 CENTURY PARK EAST, 152/CC LOS ANGELES, CA 90067	Producer Number 0054782

Policy Period

From:    NOVEMBER 01, 2004        To:    NOVEMBER 01, 2005

Premium

  Amount

  $302,150.00

Limit of Liability

SEE ENDT.	Each Occurrence
$2,000,000	Excess Uninsured / Underinsured Motorists Protection Each Occurrence

Required Primary Underlying Insurance

Personal Liability (Homeowners) for personal injury and property damage in the minimum amount of $100,000 each occurrence.

Registered vehicles in the minimum amount of $250,000 / $500,000 bodily injury and $100,000 property damage; or $300,000 single limit each occurrence. Registered vehicles included motorcycles and motorhomes.

Unregistered vehicles in the minimum amount of $100,000 bodily injury and property damage each occurrence.

Watercraft less than 26 feet and 50 engine rated horsepower or less for bodily and property damage in the minimum amount of $100,000 each occurrence.

Watercraft 26 feet or longer or more than 50 engine rated horsepower for bodily injury and property damage in the minimum amount of $500,000 each occurrence.

Uninsured / Underinsured motorists protection in the minimum amount of $250,000 / $500,000 bodily injury or $300,000 single limit occurrence.

FAILURE TO COMPLY WITH THE REQUIRED PRIMARY UNDERLYING INSURANCE WILL RESULT IN A GAP IN COVERAGE.

Amendments to Your Policy, if any

Mandatory Amendment:	Subject to Chubb Custom Insurance Company Personal Excess Liability Form Service of Suit Clause

Authorization

In Witness Whereof, the company issuing this policy has caused this policy to be signed by its authorized officers, but this policy shall not be valid unless also signed by a duly authorized representative of the company.

CHUBB CUSTOM INSURANCE COMPANY

Secretary	President

Authorized Representative

Date NOVEMBER 18, 2004

Producer’s Name & Address

AON RISK SERVICES/PRIVATE RISK MANAGEMENT

707 WILSHIRE BLVD., STE. 6000

LOS ANGELES, CA 90017

GROUP PERSONAL EXCESS LIABILITY POLICY

INTRODUCTION

This is your Chubb Group Personal Excess Liability Policy. Together with your Coverage Summary, it explains your coverages and other conditions of your insurance in detail.

This policy is a contract between you and us. READ YOUR POLICY CAREFULLY and keep it in a safe place.

Agreement

We agree to provide the insurance described in this policy in return for the premium paid by the Sponsoring Organization and your compliance with the policy conditions.

Definitions

In this policy, we use words in their plain English meaning. Words with special meanings are defined in the part of the policy where they are used. The few defined terms used throughout the policy are defined here:

You means the individual who is a member of the Defined Group shown as the Named Insured in the Coverage Summary.

We and us mean the insurance company named in the Coverage Summary.

Family member means your relative who lives with you, or any other person under 25 in your care or your relative’s care who lives with you.

Sponsoring Organization means the entity, corporation, partnership or sole proprietorship sponsoring and defining the criteria for qualification as a Named Insured.

Policy means your entire Group Personal Excess Liability Policy, including the Coverage Summary.

Coverage Summary means the most recent Coverage Summary we issued to you, including any subsequent coverage amendments.

Occurrence means a loss or accident to which this insurance applies occurring within the policy period. Continuous or repeated exposure to substantially the same general conditions unless excluded is considered to be one occurrence.

Business means any employment, trade, occupation, profession, or farm operation including the raising or care of animals.

Defined Group means those individuals meeting the criteria for qualification as Named Insured as defined by the Sponsoring Organization and accepted by us.

GROUP PERSONAL EXCESS LIABILITY COVERAGE

This part of your Group Personal Excess Liability Policy provides you with liability coverage in excess of your underlying insurance anywhere in the world unless stated otherwise or an exclusion applies.

Payment for a Loss

Amount of coverage

The amount of coverage for liability is shown in the Coverage Summary. We will pay on your behalf up to that amount for covered damages from any one occurrence, regardless of how many claims, homes, vehicles, watercraft, or people are involved in the occurrence.

Any costs we pay for legal expenses (see Defense coverages) are in addition to the amount of coverage.

Underlying Insurance

We will pay only for covered damages in excess of all underlying insurance covering those damages, even if the underlying coverage is for more than the minimum amount.

“Underlying insurance” includes all liability coverage that applies to the covered damages, except for other insurance purchased in excess of this policy.

GROUP PERSONAL EXCESS LIABILITY POLICY

Payment for a Loss

(continued)

Required primary underlying insurance

Regardless of whatever other primary underlying insurance may be available in the event of a claim or loss, it is a condition of your policy that you and your family members must maintain in full effect primary underlying liability insurance of the types and in at least the amounts set forth below unless a different amount is shown in your Coverage Summary, covering your personal liability and to the extent you have such liability exposures, all vehicles and watercraft you or your family members own, or rent for longer than 30 days, or have furnished for longer than 30 days, as follows:

Personal liability (homeowners) for personal injury and property damage in the minimum amount of $100,000 each occurrence.

Registered vehicles in the minimum amount of:

$250,000/$500,000 bodily injury and $100,000 property damage;

$300,000 single limit each occurrence.

Unregistered vehicles in the minimum amount of $100,000 bodily injury and property damage each occurrence.

Watercraft less than 26 feet and 50 engine rated horsepower or less for bodily injury and property damage in the minimum amount of $100,000 each occurrence.

Watercraft 26 feet or longer or more than 50 engine rated horsepower for bodily injury and property damage in the minimum amount of $500,000 each occurrence.

Uninsured motorists/underinsured motorist protection in the minimum amounts of $250,000/$500,000 bodily injury, $100,000 property damage or $300,000 single limit each occurrence.

Failure by you or your family members to comply with this condition, or failure of any of your primary underlying insurers due to insolvency or bankruptcy, shall not invalidate this policy. In the event of any such failure, we shall only be liable in excess of the foregoing minimum amounts and to no greater extent with respect to coverages, amounts and defense costs than we would have been had this failure not occurred.

You must also give notice of losses and otherwise cooperate and comply with the terms and conditions of such primary underlying insurance.

Excess Liability Coverage

We cover damages a covered person is legally obligated to pay for personal injury or property damage, caused by an occurrence:

in excess of damages covered by the underlying insurance; or

from the first dollar of damage where no underlying insurance is required under this policy and no underlying insurance exists; or

from the first dollar of damage where underlying insurance is required under this policy but no coverage is provided by the underlying insurance for a particular occurrence, unless stated otherwise or an exclusion applies.

Exclusions to this coverage are described in Exclusions.

“Follow form” means:

We cover damages to the extent they are both covered under the Required Primary Underlying Insurance and, not excluded under this policy. Also, the amount of coverage, defense coverages, cancellation and “other insurance” provisions of this policy supersede and replace the similar provisions contained in such other policies. When this policy is called upon to pay losses in excess of required primary underlying policies exhausted by payment of claims, we do not provide broader coverage than provided by such policies. When no primary underlying coverage exists, the extent of coverage provided on a follow form basis will be determined as if the required primary underlying insurance has been written on policy forms filed by Insurance Services Office.

A “covered person” means:

you are a family member;

any person using a vehicle or watercraft covered under this policy with permission from you or a family member with respect to their legal responsibility arising out of its use;

GROUP PERSONAL EXCESS LIABILITY POLICY

Excess Liability Coverage

(continued)

any person or organization with respect to their legal responsibility for acts or omissions of you or a family member; or any combination of the above.

“Damages” means the sum that is paid or is payable to satisfy a claim settled by us or resolved by judicial procedure or by a compromise we agree to in writing.

“Personal injury” means the following injuries, and resulting death:

bodily injury;

shock, mental anguish, or mental injury;

false arrest, false imprisonment, or wrongful detention;

wrongful entry or eviction;

malicious prosecution or humiliation; and

libel, slander, defamation of character, or invasion of privacy.

“Bodily injury” means physical bodily harm, including sickness or disease that results from it, and required care, loss of services and resulting death.

“Property damage” means physical injury to or destruction of tangible property and the resulting loss of its use. Tangible property includes the cost of recreating or replacing stocks, bonds, deeds, mortgages, bank deposits, and similar instruments, but does not include the value represented by such instruments.

“Registered vehicle” means any motorized land vehicle not described in “unregistered vehicle.”

“Unregistered vehicle” means:

any motorized land vehicle not designed for or required to be registered for use on public roads;

any motorized land vehicle which is in dead storage at your residence;

any motorized land vehicle used solely on and to service your residence premises; or

golf carts.

Excess uninsured motorists/underinsured motorist protection

This coverage is in effect only if excess uninsured motorists/underinsured motorists protection is shown in the Coverage Summary.

We cover damages for bodily injury and property damage a covered person is legally entitled to receive from the owner or operator of an uninsured motorized/underinsured motorized land vehicle. We cover these damages in excess of the underlying insurance or the Required Primary Underlying Insurance, whichever is greater, if they are caused by an occurrence during the policy period, unless otherwise stated.

Amount of coverage. The maximum amount of excess uninsured motorists/underinsured motorists protection available for any one occurrence is the excess uninsured motorists/underinsured motorists protection amount shown in the Coverage Summary regardless of the number of vehicles covered by the Required Premium Underlying Insurance. We will not pay more than this amount in any one occurrence for covered damages regardless of how many claims, vehicles or people are involved in the occurrence.

This coverage will follow form.

Uninsured motorists/underinsured motorists protection arbitration

If we and a covered person disagree whether that person is legally entitled to recover damages from the owner or operator of an uninsured motor vehicle/underinsured motor vehicle, or do not agree as to the amount of damages, either party may make a written demand for arbitration. In this event, each party will select an arbitrator. The two arbitrators will select a third. If they cannot agree on a third arbitrator within 45 days, either may request that the arbitration be submitted to the American Arbitration Association. When the covered person’s recovery exceeds the minimum limit specified in the applicable jurisdiction’s financial responsibility law, each party will pay the expenses it incurs, and bear the expenses of the third arbitrator equally. Otherwise, we will bear all the expenses of the arbitration.

Unless both parties agree otherwise, arbitration will take place in the county and state in which the covered person lives. Local rules of law as to procedure and evidence will apply. A decision agreed to by two arbitrators will be binding unless the recovery amount for bodily injury exceeds the minimum limit specified by the applicable jurisdiction’s financial responsibility law. If the amount exceeds that limit, either party may demand the right to a trial. This demand must be made within 60 days of the arbitrator’s decision. If this demand is not made, the amount of damages agreed to by the arbitrators will be binding.

GROUP PERSONAL EXCESS LIABILITY POLICY

Excess Liability Coverage

(continued)

Defense coverages

We will defend a covered person against any suit seeking covered damages for personal injury or property damage that is either:

not covered by any underlying insurance; or

covered by an underlying policy as each Defense Coverage has been exhausted by payment of claims.

We provide this defense at our expense, with counsel of our choice, even if the suit is groundless, false, or fraudulent. We may investigate, negotiate, and settle any such claim or suit at our discretion.

As part of our investigation, defense, negotiation, or settlement, we will pay:

all premiums on appeal bonds required in any suit we defend;

all premiums on bonds to release attachments for any amount up to the amount of coverage (but we are not obligated to apply for or furnish any bond);

all expenses incurred by us;

all costs taxed against a covered person;

all interest accruing after a judgment is entered in a suit we defend on only that part of the judgment we are responsible for paying.

We will not pay interest accruing after we have paid the judgment up to the amount of coverage;

all prejudgment interest awarded against a covered person on that part of the judgment we pay or offer to pay. We will not pay any prejudgment interest based on that period of time after we make an offer to pay the amount of coverage;

all earnings lost by each covered person at our request, up to $250 a day, to a total of $10,000;

other reasonable expenses incurred by a covered person at our request; and

the cost of bail bonds required of a covered person because of a covered loss.

In jurisdictions where we may be prevented by local law from carrying out these Defense Coverages, we will pay only those defense expenses that we agree in writing to pay and that are incurred by you.

Exclusions

These exclusions apply to your Group Personal Excess Liability Coverage, unless stated otherwise.

Owned motorcycles and owned motor homes. We do not cover any damages arising out of the ownership, maintenance, use, loading or unloading of any owned motorcycle or owned motor home unless there is coverage under the Required Primary Underlying Insurance for the motorcycle or motor home. The coverage for owned motorcycles and owned motor homes is on a follow form basis.

Aircraft. We do not cover any damages arising out of the ownership, maintenance, use, loading, unloading, or towing of any aircraft, except aircraft chartered with crew by you. We do not cover any property damages to aircraft rented to, owned by, or in the care, custody or control of a covered person.

Large watercraft. We do not cover any damages arising out of the ownership, maintenance, use, loading, unloading or towing of any watercraft 26 feet or longer or with more than 50 engine rated horsepower owned by a covered person, or furnished or rented to a covered person for longer than 30 days. But we do cover watercraft being stored, unless another exclusion applies. Coverage is provided on a following form basis if the watercraft is covered under the Required Primary Underlying Insurance.

Motorized land vehicle, watercraft and aircraft racing. We do not cover any damages arising out of the participation in or practice for competitive racing of any motorized land vehicle, watercraft or aircraft. This exclusion does not apply to sailboat racing even if the sailboat is equipped with an auxiliary motor.

Motorized land vehicle and watercraft-related jobs. We do not cover any person while employed or otherwise engaged in the business of selling, repairing, servicing, storing, parking, docking, mooring, testing, or delivering motorized land vehicles or watercraft.

Motorized land vehicle and watercraft loading. We do not cover any person or organization, with respect to the loading or unloading of motorized land vehicles or watercraft.

GROUP PERSONAL EXCESS LIABILITY POLICY

Exclusions

(continued)

Workers’ compensation or disability. We do not cover any damages a covered person is legally obligated to provide under any workers’ compensation, disability benefits, unemployment compensation or similar laws. But we do provide coverage in excess over any other insurance for damages a covered person is legally obligated to pay for bodily injury to a domestic employee of a residence covered under the Required Primary Underlying Insurance which are not compensable under workers’ compensation, unless another exclusion applies.

Director’s liability. We do not cover any damages for any covered person’s actions or failure to act as an officer or member of a board of directors of any corporation or organization. This exclusion does not apply to a not-for-profit corporation or organization, or to a condominium or cooperative association.

Damage to covered person’s property. We do not cover any person for property damage to property owned by any covered person.

Damage to property in your care. We do not cover any person for property damage to property rented to, occupied by, used by, or in the care of any covered person, to the extent that the covered person is required by contract to provide insurance. But we do cover such damages for loss caused by fire, smoke, or explosion unless another exclusion applies.

Discrimination. We do not cover any damages arising out of discrimination due to age, race, color, sex, creed, national origin, or any other discrimination.

Intentional acts. We do not cover any damages arising out of an act intended by a covered person to cause personal injury or property damage, even if the injury or damage is of a different degree or type than actually intended or expected. An intentional act is one whose consequences could have been foreseen by a reasonable person. But we do cover such damages if the act was intended to protect people or property unless another exclusion applies.

Molestation, misconduct or abuse. We do not cover any damages arising out of any actual, alleged or threatened:

sexual molestation;

sexual misconduct or harassment; or

abuse.

Nonpermissive use. We do not cover any person who uses a motorized land vehicle or watercraft without permission from you or a family member.

Business pursuits. We do not cover any damages arising out of a covered person’s business pursuits, investment or other for-profit activities, for the account of a covered person or others, or business property except on a follow form basis.

But we do cover damages arising out of volunteer work for an organized charitable, religious or community group, an incidental business away from home, incidental business at home, incidental business property, incidental farming, or residence premises conditional business liability unless another exclusion applies. We also cover damages arising out of your ownership, maintenance, or use of a private passenger motor vehicle in business activities other than selling, repairing, servicing, storing, parking, testing, or delivering motorized land vehicles.

“Incidental business away from home” is a self-employed sales activity, or a self-employed business activity normally undertaken by person under the age of 18 such as newspaper delivery, babysitting, caddying, and lawn care. Either of these activities must:

not yield gross revenues in excess of $5,000 in any year;

have no employees subject to worker’s compensation or other similar disability laws;

conform to local, state, and federal laws.

GROUP PERSONAL EXCESS LIABILITY POLICY

Exclusions

(continued)

“Incidental business at home” is a business activity, other than farming, conducted on your residence premises which must:

not yield gross revenues in excess of $5,000 in any year, except for the business activity of managing one’s own personal investments;

have no employees subject to worker’s compensation or other similar disability laws;

conform to local, state, and federal laws.

“Incidental business property” is limited to the rental or holding for rental, to be used as a residence, of a condominium or cooperative unit owned by you, an apartment unit rented to you, a one or two family dwelling owned by you, or a three or four family dwelling owned and occupied by you. We provide this coverage only for premises covered under the Required Primary Underlying Insurance unless the rental or holding for rental is for:

a residence of yours that is occasionally rented and that is used exclusively as a residence; or

part of a residence of yours by one or two roomers or boarders; or

part of a residence of yours as an office, school, studio, or private garage.

“Incidental farming” is a farming activity which meets all of the following requirements:

is incidental to your use of the premises as your residence;

does not involve employment of others for more than 1,000 hours of farm work during the policy period;

does not produce more than $2,500 in gross annual revenue from agricultural operations;

and with respect to the raising or care of animals:

does not produce more than $25,000 in gross annual revenues;

does not involve more than 10 sales transactions during the policy period;

does not involve the sale of more than 25 animals during the policy period.

“Residence premises conditional business liability” is limited to business or professional activities when legally conducted by you or a family member at your residence. We provide coverage only for personal injury or property damage arising out of the physical condition of that residence if:

you do not have any employees involved in your business or professional activities who are subject to workers’ compensation or other similar disability laws; or, if you are a doctor or dentist, you do not have more than two employees subject to such laws; you do not earn annual gross revenues in excess of $5,000, if you are a home day care provider.

We do not cover damages or consequences resulting from business or professional care or services performed or not performed.

Financial guarantees. We do not cover any damages for any covered person’s financial guarantee of the financial performance of any covered person, other individual or organization.

Professional services. We do not cover any damages for any covered person’s performing or failure to perform professional services, or for professional services for which any covered person is legally responsible or licensed.

Acts of war. We do not cover any damages caused directly or indirectly by war, undeclared war, civil war, insurrection, rebellion, revolution, warlike acts by military forces or personnel, the destruction or seizure of property for a military purpose, or the consequences of any of these actions.

Contractual liability. We do not cover any assessments charged against a covered person as a member of a condominium or cooperative association. We also do not cover any damages arising from contracts or agreements made in connection with any covered person’s business. Nor do we cover any liability for unwritten contracts, or contracts in which the liability of others is assumed after a covered loss.

Covered person’s or dependent’s personal injury. We do not cover any damages for personal injury for any covered person or their dependents where the ultimate beneficiary is the offending party or defendant. We also do not cover any damages for personal injury for which you can be held legally liable, in any way, to a family member or your spouse or for which a family member or your spouse can be held legally liable, in any way, to you.

However, we do cover damages for bodily injury arising out of the use of a motorized land vehicle for which you can be held legally liable to a family member or your spouse or for which a family member or your spouse can be held legally liable to you to the extent that coverage is provided under this policy. This coverage applied only to the extent such damages are covered by primary underlying insurance and exceed the limits of insurance required for the motorized land vehicle under the Required Primary Underlying Insurance provisions of this policy.

Liability for dependent care. We do not cover any damages for personal injury for which a covered person’s only legal liability is by virtue of a contract or other responsibility for a dependent’s care.

GROUP PERSONAL EXCESS LIABILITY POLICY

Exclusions

(continued)

Illness. We do not cover personal injury or property damage resulting from any illness, sickness or disease transmitted intentionally or unintentionally by a covered person to anyone, or any consequence resulting from that illness, sickness or disease. We also do not cover any damages for personal injury resulting from the fear of contracting any illness, sickness or disease, or any consequence resulting from the fear of contracting any illness, sickness or disease.

Parental liability. We do not cover any damages arising from parental liability for the acts of a minor using a motorized land vehicle, watercraft 26 feet or longer or with more than 50 engine rated horsepower, or aircraft. But we do cover parental liability for the acts of a minor using a motorized land vehicle or watercraft on a follow form basis for the type of motorized land vehicle or watercraft involved, unless another exclusion applies.

Entrustment. We do not cover any damages arising from the entrustment by any covered person of a motorized land vehicle, watercraft 26 feet or longer or with more than 50 engine rated horsepower, or aircraft to any person. But we do cover entrustment by any covered person of a motorized land vehicle or watercraft on a follow form basis for the type of motorized land vehicle or watercraft involved, unless another exclusion applies.

Nuclear or radiation hazard. We do not cover any damages caused directly or indirectly by nuclear reaction, radiation, or radioactive contamination, regardless of how is was caused.

GROUP PERSONAL EXCESS LIABILITY POLICY

POLICY TERMS

This part of your Group Personal Excess Liability Policy explains the conditions that apply to your policy.

General Conditions

These conditions apply to your policy in general, and to each coverage in it.

Policy period

The effective dates of your policy are shown in the Coverage Summary. Those dates begin at 12:01 a.m. standard time at the mailing address shown.

All coverages on this policy apply only to occurrences that take place while this policy is in effect.

Renewals

We may offer to continue this policy for renewal periods, at the premiums and under the policy provisions in effect at the date of renewal. We may do this by mailing you a bill for the premium to the address shown in the Coverage Summary, along with any changes in the policy provisions or amounts of coverage.

You may accept our offer by paying the required premium on or before the starting date of each renewal period.

Transfer of rights

If we make a payment under this policy, we will assume any recovery rights a covered person has in connection with that loss, to the extent we have paid for the loss.

All of your rights of recovery will become our rights to the extent of any payment we make under this policy. A covered person will do everything necessary to secure such rights; and do nothing after a loss to prejudice such rights. However, you may waive any rights of recovery from another person or organization for a covered loss in writing before the loss occurs.

Concealment or fraud

This policy is void if you or any covered person has intentionally concealed or misrepresented any material fact relating to this policy before or after a loss.

Application of coverage

Coverage applies separately to each covered person. However, this provision does not increase the amount of coverage for any one occurrence.

Assignment

You cannot transfer your interest in this policy to anyone else unless we agree in writing to the transfer.

Policy changes

This policy can be changed only by a written amendment we issue.

Bankruptcy or insolvency

We will meet all our obligations under this policy regardless of whether you, your estate, or anyone else or their estate becomes bankrupt or insolvent.

In case of death

In the event of your death, coverage will be provided until the end of the policy period or policy anniversary date, whichever occurs first, for any surviving member of your household who is a covered person at the time of death. We will also cover your legal representative or any person having proper temporary custody of your property.

Conforming to state law

If any provisions of this policy conflicts with any applicable laws of the state you live in, this policy is amended to conform to those laws.

Liability Conditions

These conditions apply to all liability coverages in this policy.

Other Insurance

This insurance is excess over any other insurance except that written specifically to cover excess over the amount of coverage that applies in this policy.

GROUP PERSONAL EXCESS LIABILITY POLICY

Liability Conditions

(continued)

Your duties after a loss

In case of an accident or occurrence, the covered person shall perform the following duties that apply:

Notification. You must notify us or your agent or broker as soon as possible.

Assistance. You must provide us with all available information. This includes any suit papers or other documents which help us in the event that we defend you.

Cooperation. You must cooperate with us fully in any legal defense. This may include any association by us with the covered person in defense of a claim reasonably likely to involve us.

Appeals

If a covered person, or any primary insurer, does not appeal a judgment for covered damages, we may choose to do so. We will then become responsible for all expenses, taxable costs, and interest arising out of the appeal. However, the amount of coverage for damages will not be increased.

Special Conditions

In the event of conflict with any other conditions of your policy, these conditions supersede.

Legal action against us

You agree not to bring action against us unless you have first complied with all conditions of this policy. If you have a loss, you agree not to bring any action against us until the obligation has been determined by final judgment or a written agreement by us.

Notice of cancellation and coverage termination conditions

Your cancellation. The Sponsoring Organization may cancel this policy by returning it to us or notifying us in writing at any time subject to the following:

the Sponsoring Organization must notify us in advance of the requested cancellation date; and

the Sponsoring Organization must provide proof of notification to each member of the Defined Group covered under this policy.

Our cancellation. At our discretion we may cancel this policy by mailing to the Sponsoring Organization at the address shown on the Coverage Summary upon ten (10) days notice for non-payment of premium or thirty (30) days notice in all other cases.

Termination. Should an individual for any reason no longer qualify as a member of the Defined Group, coverage will cease sixty (60) days from the date of such termination, or the policy expiration or cancellation date, whichever comes first.

Refund. In the event of cancellation by the Sponsoring Organization or us, we will refund any unearned premium on the effective date of cancellation, or as soon as possible afterwards to the Sponsoring Organization. The unearned premium will be computed short rate for the unexpired term of the policy.

GROUP EXCESS LIABILITY POLICY

ENDORSEMENT

Policy Period	NOVEMBER 01, 2004 to NOVEMBER 01, 2005

Effective Date	NOVEMBER 01, 2004

Policy Number	(05) 7952-68-99

Insured	VICE PRESIDENTS, NON OFFICERS & RETIREES OF NORTHROP GRUMMAN CORPORATION

Name of Company	CHUBB CUSTOM INSURANCE COMPANY

Date Issued	NOVEMBER 18, 2004

NAMED INSURED ENDORSEMENT

VICE PRESIDENTS, NON OFFICERS AND RETIREES OF NORTHROP GRUMMAN

CORPORATION

$10,000,000	LIMIT OF LIABILITY
$2,000,000	UNINSURED/UNDERINSURED MOTORISTS PROTECTION

Ronald D. Sugar

$5,000,000	LIMIT OF LIABILITY
$2,000,000	UNINSURED/UNDERINSURED MOTORISTS PROTECTION

Lorenzo J. Abella

Jerry B. Agee

Daniel D. Allen

Samuel Alsgood

James E. Anton

Dale S. Archer

Daniel L. Arczynski

James L. Armitage

George T. Arnsmeyer

Lawrence A. Auffrey

Dennis E. Averyt

William B. Ballantyne

David Barakat

Barbara Barcon

Leroy Barnidge

James S. Barry

Mary Ann Benischek

Michael D. Bennett

Alan C. Bennett

Lawrence J. Blair

Paul S. Borzcik

Robert Brammer

John F. Breitfeller

Lynne O. Brickner

Steve R. Briggs

Denis Brown

Joel E. Brown

James D. Bryan

Frederick H. Bullock

Mary K. Burch

James W. Burnett

Dale E. Burton

Carl J. Busch

Wesley G. Bush

Daniel L. Callihan

James L. Cameron

James F. Carlini

William S. Carrier III

Mark Carroll

Patrick P. Caruana

John D. Casko

James G. Cassady

Rajender J. Chandhok

John Chino

John L. Clay

Joe D. Cole Jr

Christopher B. Cool

Joseph O. Costello

Robert T. Cote

Susan L. Cote

Richard A. Croxall

Brian J. Cuccias

Daniel W. Culleton

Steve T. Cummings

John F. Daegele

Martin E. Dandridge

Chineta K. Davis

John V. De Maso

Robert L. Del Boca

Joseph M. Delaney

Anthony L. Deley

David M. Di Carlo

Gregory J. Donley

Alan J. Doshier

Thomas R. Douglas

Michael P. Driscoll

Robert W. Dubeau

Gerard A. Dufresne

Philip A. Dur

Larry W. Edelman

Irwin F. Edenzon

John D. Edwards

Gary W. Ervin

Darrell G. Ewing, Sr.

Paul Faranda

Timothy M. Farrel1

Molly A. Ficarra

Arthur Thomas Fintel

Gloria Flach

Karin In. Flanagan

Frank Flores

Jonh B. Foley III

Douglas L. Fontaine Jr

William H. Forster

Ann R. Fortenberry

Darryl M. Fraser

Sidney E. Fuchs

Roger U. Fujii

Bradley Furukawa

Mark R. Gagen

Bill Li. Gallas

Bruce R. Gerding

Nelson Gibbs, Jr.

Emmitt E. Gibson

Thomas K. Glennan III

John C. Golombeck

James R. Goodrich

Clark Graham

Jeffrey D. Grant

Katherine A. Gray

Otto J. Guenther

Robert L. Gunter

Larry Harrell

David S. Harvey

Michael J. Hateley

Richard L. Haver

Jimmie R. Haygood

Maureen P. Heath

Robert W. Helm

Teno L. Henderson

Christopher M. Hernandez

Jerome L. Hetrick

Robert Hinson

Raphael S. Holder

Francis K. Holian

James R. Hupton

Cynthia L. Hyland

Robert P. Iorizzo

Cheryl L. Janey

Mark A. Jendzejec

Suzanne F. Jenniches

Carl O. Johnson

Craig L. Johnson

John C. Johnson

Thomas H. Johnston

Thomas V. Jones

Chares L. Jones

Jill S. Kale

Michele Y. Kang

Clayton K. Kau

Alene G. Kaufman

John Kavanaugh

Gaston Kent

Robert W. Klein

Marsha Klontz

Lisa V. Kohl

Keith C. Krantz

Donald H. Kump

Richard L. Lapado

Lawrence J. Lanzillotta

Jack A. Lautenschlager

Taylor W. Lawrence

Michael W. Lennon

William G. Lese

Robert A. Lindeman

James J. Lindenfelser

Alexander C. Livanos

Jeremiah R. Madigan

Paul A. Marchisotto

Kenneth L. Mars

Frank C. Marshall Jr

James Martin

John J. Mazach

Gary W. Mc Kenzie

Robert J. Mc Nulty

Bernard P. Mc Vey

Patricia M. McMahon

Timothy McMahon

Mike J. Mcvey

Robert Merchent

John L. Messmore

Paul K. Meyer

Linda A. Mills

Robert K. Mitchell

William M. Mitchell

Dan Montgomery

Arnold P. Moore

Corey S. Moore

Frank W. Moore

Stephen C. Movius

Matthew J. Mulherin

John H. Mullan

Diane Murray

Albert F. Myers

James M. Myers

David A. Nagy

David Nastase

Margaret L. Nelson

Robert E. Nelson

Lance G. Newquist

Barbara A. Niland

Todd A. Norwood

Charles H. Noski

Edward J. Nowacki

Rosanne P. O’brien

James R. O’neill

Janis G. Pamiljans

Travis Wood Parker

Robert Pattishall

Joseph G. Penarczyk

George W. Perkins

Steven R. Perkins

Michael C. Petters

George R. Petteys Jr.

Anthony D. Piazza

George E. Pickett

Carolyn Pittman

James F. Pitts

Ralph K. Pope

Everett H. Pratt Jr

Christine C. Reynolds

Barry L. Rhine

Frederick L. Ricker

Jan G. Rideout

Kerry D. Rines

Robert M. Roberts

Hubert E. Robinson

Paul M. Robinson

Gerard Roccanova

Salvatore M. Romano

Thomas E. Romesser

David S. Rosener

James L. Sanford

Richard S. Schenk

Kraig H. Scheyer

Richard F. Schmaley

Gregory A. Schmidt

Kent R. Schneider

Kevin T. Sculley

Sonja F. Sepahban

Scott J. Seymour

Stuart Shea

Michael Sheehan

Thomas W. Shelman

John E. Shephard Jr

David A. Shrum

Jeffrey S. Shuman

Neil G. Siegel

Mary A. Simmerman

Ronald Smith

Wylie B. Smith Jr

Robert B. Spiker

Vicki E. Spira

Scott D. Stabler Ii

David F. Stafford

Craig Staresinich

John R. Stavlo

Rebecca A. Stewart

Dwight C. Streit

Stephen H. Strom

William O. Studeman

Pamela J. Sullivan

Sally A. Sullivan

James B. Tapp, Jr.

Joseph Taylor

Hugh E. Taylor

Philip E. Teel

Burks W. Terry

Steven D. Timmerman

Thomas W. Tomlinson

Michele Toth

Ivory E. Tucker

Mark A. Tucker

Richard A. Underhill

Mark Ureda

David B. Vandervoet

William Varner

Thomas E. Vice

Charles H. Volk

Christopher Waln

Charles B. Wande

Robert A. Waters

David W. Whiddon

James J. White

Roy C. Whites

Donald C. Wilhelm

David T. Williams

Linda M. Williams

Thomas L. Williams

Kenneth E. Wilson

Veasey W. Wilson

James W. Winchester

Donald C. Winter

Richard T. Witton, Jr.

Georetta A. Wolff

Thurston E. Womble

Sandra J. Wright

John H. Young, Jr.

George R. Yount

Stephen D. Yslas

Marty Zelman

Carol J. Zierhoffer

Ian Ziskin

David W. Zolet

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

Authorized Representative	/s/ Robert Hamburger

GROUP EXCESS LIABILITY POLICY

ENDORSEMENT

Policy Period	NOVEMBER 01, 2004 to NOVEMBER 01, 2005

Effective Date	NOVEMBER 01, 2004

Policy Number	(05) 7952-68-99

Insured	VICE PRESIDENTS, NON OFFICERS & RETIREES OF NORTHROP GRUMMAN CORPORATION

Name of Company	CHUBB CUSTOM INSURANCE COMPANY

Date Issued	NOVEMBER 18, 2004

$2,000,000	LIMIT OF LIABILITY
$2,000,000	UNINSURED/UNDERINSURED MOTORISTS PROTECTION

Terry J. Anderson

Curt E. Armbruster

Harry Armen, Jr.

Kent T. Attridge

Gregory Ashby

Steven C. Babb

John J. Ball

David C. Beard

Russell J. Bercier

Denny J. Beroiz

David A.

Richard J. Boak

Jennifer R. Boykin

Louis A. Bozzella

Jeffrey A. Brody

Robert M. Broton

Kenneth R. Brown

Edward G. Bughman

Michael J. Butchko

James A. Byrne

Joseph M. Cagnazzi

Douglas E. Campion

William E. Carty

Frank Catalfamo

John J. Charland

Daniel S. Cockroft

Thomas Conroy

Jeffrey J.

Ramon P. Dasal

Robert C. Davis

James M. Dean

Dario Deangelis

Kim L. Dismuke

Robert Doleman

Nimesh Doshi

Michael W. Elliot

Craig Ellis

Mark Feldman

Peter Fera

Alfred J. Ferrari

Scott M. Freber

Chester D. Freeze

Joseph C. Garone

Dennis Gauci

Elizabeth R. Gomez

Harry M. Graves Jr

Richard J. Gregor

Karyn A. Greenfield

Marco N. Gulotta

Anthony C. Guma Jr

Edward G. Halloran

William C. Haub

Harry H. Heimple

William P. Hickman

Gary A. Hogarth

Robert A. Huebner

Frank M. Ioli

Leona Karbowski

Cheryl S. Kariya

Jonh T. Kenney

Jonathon S. Korin

Stanley Kwong

Ronald J. Langietti

Maris Lapins

Michale V. Leahy

Stanley Lee

Kenneth A. Lehman

Yu-Ping Liu

Michael A. Lotito

Eugene J. Lowe

Joseph F. Lucente

Palmer A. Marcantonio

Roland P. Marquis

Anthony G. Marrocco

Richard W. Mattern

William Mc Connell

Timothy S. McKnight

Richard A. Milburn

Lucy Mineghino

Lorraine R. Murray

Edward L. Naro

William T. Ober Ii

John Michael Patrick

R. M. Peak

Albert A. Pisani

Nataline F. Piscitelli

Terry W. Prosser

Michael R. Prueter

Harry Quandt

Mark A. Rabinowitz

Mark A. Rhoades

Gary P. Roehrig

Donna I. Rumph

Shari M. Sachs

Carol C. Schmitt

Robert J. Schutte

Gary F. Serio

Alfred J. Serrano

 LOGO

Shabbir A. Shad

Richard D. Shea

James M. Sims

Steven A. Sloan

Colleen C. Smith

Mary A. Solana

Harris Sperling

Gordon R. Stewart

Marilyn J. Stewart

Jeffrey A. Stoy

David H. Strode

John Stumpf

Stanley R. Swenson, Jr.

Malcolm S. Swift

Richard L. Tallman

John B. Thompson, Jr.

Deborah A. Thurman

Douglas I. Timmer

Patricia A. Tisone

Charles Y. Tomita

John Urbanski

Louise Ussery

George F. Wagner

David S. Weil Jr

Thomas J. Weir

David W. Werkheiser

Glen A. West

Charles T. Williams

Roger B. Williams

Thomas R. Wilson

Douglas E. Wood

Thomas H. Zehner

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

Authorized Representative	/s/ Robert Hamburger

Endorsement

Policy Period	NOVEMBER 01, 2004 To NOVEMBER 01, 2005

Effective Date	NOVEMBER 01, 2004

Policy Number	(05) 7952-68-99

Insured	VICE PRESIDENTS, NON OFFICERS & RETIREES OF NORTHROP GRUMMAN CORPORATION

Name of Company	CHUBB CUSTOM INSURANCE COMPANY

Date Issued	NOVEMBER 18, 2004

THIS POLICY IS SUBJECT TO THE FOLLOWING ENDORSEMENT:

Endorsement Compliance With Applicable Trade Sanctions	Compliance With Applicable Trade Sanctions This insurance does not apply to the extent that trade or economic sanctions or other laws or regulations prohibit us from providing insurance.

All other terms and conditions remain unchanged.

Authorized Representative

GROUP EXCESS LIABILITY POLICY

ENDORSEMENT

Policy Period	NOVEMBER 01, 2004 to NOVEMBER 01, 2005

Effective Date	NOVEMBER 01, 2004

Policy Number	(05) 7952-68-99

Insured	VICE PRESIDENTS, NON OFFICERS & RETIREES OF NORTHROP GRUMMAN CORPORATION

Name of Company	CHUBB CUSTOM INSURANCE COMPANY

Date Issued	NOVEMBER 18, 2004

INTERNATIONAL RESIDENTS PRIMARY REQUIRED UNDERLYING LIMIT ENDORSEMENT

It is agreed that with respect to the Named Insured residing outside of the United States, the required primary underlying insurance limits of liability shall be the same limits of liability as shown in the coverage summary, except for those Named Insured residing in a country that does not provide the required primary underlying insurance limits of liability. In these countries the Named Insured will be required to obtain the maximum limits of liability available for all coverage shown on the Coverage Summary under the required primary underlying insurance.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

Authorized Representative	/s/ Robert Hamburger

GROUP EXCESS LIABILITY POLICY

ENDORSEMENT

Policy Period	NOVEMBER 01, 2004 to NOVEMBER 01, 2005

Effective Date	NOVEMBER 01, 2004

Policy Number	(05) 7952-68-99

Insured	VICE PRESIDENTS, NON OFFICERS & RETIREES OF NORTHROP GRUMMAN CORPORATION

Name of Company	CHUBB CUSTOM INSURANCE COMPANY

Date Issued	NOVEMBER 18, 2004

ANNUAL PREMIUM ADJUSTMENT CLAUSE

It is agreed that this policy is written with a deposit premium to be adjusted on either each policy anniversary or at policy expiration. The premium will be adjusted on the basis of the difference between the total number of participants at inception and the actual number of participants at each anniversary. This difference is to be multiplied by fifty (50%) of the annual rate per participant, resulting in either an additional or return premium.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

Authorized Representative	/s/ Robert Hamburger

Endorsement

Policy Period	NOVEMBER 01, 2004 to NOVEMBER 01, 2005

Effective Date	NOVEMBER 01, 2004

Policy Number	(05) 7952-68-99

Insured	VICE PRESIDENTS, NON OFFICERS & RETIREES OF NORTHROP GRUMMAN CORPORATION

Name of Company	CHUBB CUSTOM INSURANCE COMPANY

Date Issued	NOVEMBER 18, 2004

California Service Of Suit Clause

THIS POLICY IS SUBJECT TO THE FOLLOWING ENDORSEMENT:

It is agreed that in the event of the failure of the Company hereon to pay any amount claimed to be due hereunder, the Company hereon, at the request of the Insured, will submit to the jurisdiction of a court of competent jurisdiction within the United States of America. Nothing in this condition constitutes or should be understood to constitute a waiver of the Company’s rights to commence an action in any court of competent jurisdiction in the United States or to remove an action to a United States District Court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

It is further agreed that service of process in such suit may be made upon James V. Lalor, 801 S. Figueroa Street, Suite 2400, Los Angeles, CA 90017-5556, or his nominee, and that in any suit instituted against any one of them upon this policy, the Company will abide by the final decision of court or of any appellate court in the event of an appeal.

The above-named is authorized and directed to accept service of process on behalf of the Company in any such suit and/or upon the request of the Insured to give a written undertaking to the insured that it or they will enter a general appearance upon the Company’s behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States of America, which makes provision therefore, the Company hereon hereby designates the Superintendent, Commissioner or Director of Insurance, Secretary of State or other officer or officers specified for that purpose in the statute of his or their successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insured or any beneficiary hereunder arising out of this contract of insurance, and hereby designate James V. Lalor, or his nominee, as the person to whom the said officer is authorized to mail such process or a true copy thereof.

All other terms and conditions remain unchanged.

Authorized Representative	/s/ Robert Hamburger

PRIVACY POLICY AND PRACTICES

THIS NOTICE IS BEING SENT TO THE POLICYHOLDER OF AN INSURANCE POLICY. IT DESCRIBES CHUBB’S POLICY FOR HANDLING CERTAIN PERSONAL INFORMATION OF ITS INDIVIDUAL CUSTOMERS.

Chubb has been serving the insurance needs of our customers for more than a century. To continue to provide innovative products and services that respond to your insurance needs, Chubb collects certain personal information about you, which is described below in The Personal Information We Collect. At Chubb, we respect the privacy of our customers. Chubb’s personal information handling practices are regulated by law, and this Privacy Policy describes those practices.

Chubb’s Privacy Policy

The Personal Information We Collect. Chubb collects personal information about you and the members of your household to conduct business operations, provide customer service, offer new products, and satisfy legal and regulatory requirements.

We may collect the following categories of information about you from these sources:

•	Information from you directly or through your agent, broker, or, automobile assigned risk plan, including information from applications, worksheets, questionnaires, claim forms or other documents (such as name, address, driver’s license number, and amount of coverage requested).

•	Information about your transactions with us, our affiliates or others (such as products or services purchased, claims made, account balances and payment history).

•	Information from a consumer reporting agency (such as motor vehicle reports).

•	Information from other non-Chubb sources (such as prior loss information and demographic information).

•	Information from visitors to our websites (such as that provided through online forms and online information collecting devices known as “cookies”). Chubb does not use “cookies” to retrieve information from a visitor’s computer that was not originally sent in a “cookie”.

•	Information from an employer, benefit plan sponsor, benefit plan administrator or master policyholder for any Chubb individual or group insurance product that you may have (such as name, address and amount of coverage requested).

The Personal Information We Share. Chubb may disclose the personal information we collect to service, process, or administer business operations such as underwriting and claims, and for other purposes such as the marketing of products or services, regulatory compliance, the detection or prevention of fraud, or as otherwise required or allowed by law. These disclosures may be made without prior authorization from you, as permitted by law.

Sharing Personal Information With Others. Chubb may disclose the personal information we collect to affiliated and non-affiliated parties for processing and servicing transactions, such as reinsurers, insurance agents or brokers, property and automobile appraisers, auditors, claim adjusters, third party administrators and, in the case of group insurance, employers, benefit plan sponsors, benefit plan administrators or master policyholders. For example, Chubb may disclose personal information to our affiliates and other parties that perform services for us such as customer service or account maintenance. Specific examples include mailing information to you and maintaining or developing software for us. Chubb may also disclose personal information to nonaffiliated parties as permitted by law. For example, we may disclose information in response to a subpoena, to detect or prevent fraud, or to comply with an inquiry or requirement of a government agency or regulator.

Sharing Personal Information With Service Providers or for Joint Marketing. Chubb may disclose the personal information we collect to agents and brokers so that they can market financial products and services and to service providers who perform functions for us. Any such disclosure is required to be subject to an agreement with us that includes a confidentiality provision. We do not disclose personal information to other financial institutions with which we may have joint marketing arrangements; however, we reserve the right to do so in the future, subject to the other financial institution entering into an agreement with us that includes a confidentiality provision.

Confidentiality and Security of Personal Information. Access to personal information is allowed for business purposes only. The people who have access to personal information, including employees of Chubb and its affiliates, and non-employees performing business functions for Chubb, are under obligations to safeguard such information. Chubb maintains physical, electronic, and procedural safeguards to guard your personal information.

Personal Health Information. Under certain circumstances, we also collect personal health information about our customers, such as information regarding an accident, disability or injury, for underwriting or claim purposes. Chubb does not disclose your personal health information to others for the purpose of marketing to you unless we have your express consent.

Personal Information of Former Customers. Chubb’s personal information privacy policy also applies to former customers.

Changes in Privacy Policy. Chubb may choose to modify this policy at any time. We will notify customers of any modifications at least annually.

Definitions.

“Chubb” means the following companies on whose behalf this notice is given:

Chubb & Son Inc.

Chubb & Son Inc. (of Illinois)

Chubb Custom Insurance Company

Chubb Custom Market, Inc.

Chubb Indemnity Insurance Company

Chubb Insurance Company of New Jersey

Chubb Lloyds Insurance Company of Texas

Chubb Multinational Managers, Inc.

Chubb National Insurance Company

Executive Risk Indemnity Inc.

Executive Risk Specialty Insurance Company

Federal Insurance Company

Great Northern Insurance Company

Northwestern Pacific Indemnity Company

Pacific Indemnity Company

Quadrant Indemnity Company

Texas Pacific Indemnity Company

Vigilant Insurance Company

“Customer” and “you” mean any individual who obtains or has obtained a financial product or service from Chubb that is to be used primarily for personal, family or household purposes. This notice applies to customers only.

“Personal information” means non-public personal information, which is defined by law as personally identifiable financial information provided by you to Chubb, resulting from a transaction with or any service performed for you by Chubb, or otherwise obtained by Chubb. Personal information does not include publicly available information as defined by applicable law.

Chubb Group of Insurance Companies

Chubb Custom Market Department

Attention: Privacy Inquiries

25 Independence Boulevard